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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE


           LOUISIANA GAMING CONTROL BOARD APPROVES PROPOSED MERGER OF JCC HOLDING COMPANY WITH AFFILIATE OF HARRAH'S ENTERTAINMENT

         (NEW ORLEANS, November 19, 2002) - JCC Holding Company (OTCBB:JCHC) announced that the Louisiana Gaming Control Board met today and approved the proposed merger whereby an affiliate of Harrah's Entertainment, Inc. (NYSE:HET) will acquire the remaining shares of JCC common stock that Harrah's does not already own. Harrah's currently holds about 63 percent of the outstanding common stock of JCC, which owns the Harrah's New Orleans Casino.

         The approval of the merger by the Louisiana Gaming Control Board was a condition to the closing of the merger transaction. The acquisition is also subject to the approval of JCC stockholders, as well as other customary conditions. The merger is expected to be completed as soon as possible following JCC's Special Meeting of Shareholders, which is scheduled for December 9, 2002, at 10:00 a.m., local time, at Harrah's New Orleans Casino in the Mansion Ballroom, 4 Canal Street, New Orleans, Louisiana 70130.

         In connection with the proposed merger, JCC filed a definitive proxy statement with the Securities and Exchange Commission on November 13, 2002, which may be accessed through the website maintained by the Securities and Exchange Commission at the following address: http://www.sec.gov. The proxy statement has been mailed to holders of JCC Holding Company stock and contains important information about JCC Holding Company, Harrah's Entertainment and its applicable affiliates and the proposed merger, risks relating to the merger and related matters. Stockholders of JCC are urged to read the proxy statement.

         Statements in this press release that are not historical fact, are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Management cautions that the future performance of JCC Holding Company involves

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certain risks and uncertainties, and that JCC Holding Company's actual results could differ materially from those expressed in any of its forward-looking statements as a result of certain factors including the outcome of the Special Meeting of Shareholders and other factors that are contained in documents that JCC Holding Company files with the U.S. Securities and Exchange Commission.


                                      # # #

  CONTACT:        MARK ROMIG
                  (504) 210-1211


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